EXHIBIT 10.46


                       BELL ATLANTIC EXECUTIVE MANAGEMENT
                             RETIREMENT INCOME PLAN

                         Restated as of January 1, 1996


ARTICLE 1.  STATEMENT OF PURPOSE

         The purpose of this Plan is to provide supplementary pension payments to Executive Managers of Bell Atlantic and certain of its affiliated companies that have elected to participate in this Plan. The Plan provides pension benefits for Executive Managers with at least five Years of Service (and their Beneficiaries) upon retirement or upon Separation from Service for certain other reasons. The amount of the pension benefit under the Plan is based upon factors which take account of Years of Service and Final Average Pay.

         This Plan was adopted on May 1, 1991, retroactive to January 1, 1991, for Executive Managers in active service on and after January 1, 1991. The terms of this Plan document (as it may be amended from time to time) shall apply to Executive Managers who retire or separate from a Bell Atlantic Company with a Separation from Service Date of May 1, 1991 or any date thereafter. For Executive Managers with a Separation from Service Date prior to January 1, 1991, this Plan shall not be applicable.


ARTICLE 2.  DEFINITIONS

         2.1 "Appeals Committee" means a committee comprised of the Vice President - Human Resources of Bell Atlantic, and such other persons (if any) as the Vice President - Human Resources may designate from time to time.

         2.2 "Bell Atlantic" means Bell Atlantic Corporation, a Delaware corporation. Any reference to the "Board of Directors", the "Human Resources Committee", or to the title of any officer, shall mean the Board of Directors, the Human Resources Committee of the Board of Directors, or the respective officer, as the case may be, of Bell Atlantic.

         2.3 "Bell Atlantic Company" means Bell Atlantic and each of its direct and indirect corporate subsidiaries (whether wholly or majority owned), and each partnership in which a Bell Atlantic Company has a 51% or greater partnership interest.

         2.4 "Bellcore" means Bell Communications Research, Inc., an indirect minority-owned subsidiary of Bell Atlantic.

         2.5 "Beneficiary" means the surviving spouse of an Executive Manager (with respect to the survivor annuity provisions of this Plan). For this purpose, the "spouse" shall mean the person (if any) to whom the Executive Manager is married on the Separation from Service Date (if that spouse survives the Executive Manager).

         2.6 "Claims Committee" means a committee of one or more persons consisting of the Plan Administrator and such other persons (if any) as the Plan Administrator may designate from time to time.


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         2.7  "Disability Pension" shall have the meaning stated in Section
4.3.

         2.8 "Executive Manager" shall mean an active or former employee who is serving (who was serving at the time of his or her Separation from Service) as an employee, other than an Executive Manager, of a Participating Company, and who holds (or held at the time of his or her Separation from Service) a position compensated at Salary Grade E or above, or a salary grade or rank that is considered by the Plan Administrator to be equivalent to Salary Grade E or above, unless and until the status of Executive Manager is revoked. The Vice President - Human Resources may, in that officer's sole discretion, revoke Executive Manager status in the event, and as of the date, of either (a) the demotion or downgrade of an Executive Manager, or (b) upon the occurrence of any forfeiture event stated under Section 4.4 hereof; provided, however, that under no circumstances shall the Vice President - Human Resources, or any officer or the board of directors of any Bell Atlantic Company, take any action on or after the occurrence of a Hostile Change of Control to revoke, or construe as revoked, the Executive Manager status of any person who had Executive Manager status immediately prior to the Hostile Change of Control.

         2.9 "Final Average Pay" means an Executive Manager's average annual Pay for the five years of highest Pay among the last ten years, to and including the calendar year of the Executive Manager's Separation from Service.

         2.10 "Grantor Trusts" means the one or more trusts described in the Bell Atlantic Rabbi Trust Agreement and any similar trust agreements to which one or more Bell Atlantic Companies are parties as co-grantors, and which are designed (i) to qualify as grantor trusts within the meaning of Sections 671 through 679 of the Internal Revenue Code, and (ii) to satisfy the rules applicable to so-called "rabbi trusts" as described in rulings and announcements of the Internal Revenue Service and the Department of Labor.

         2.11 "Hostile Change of Control" means a "Hostile Change of Control" as that term is defined in the Bell Atlantic Management Pension Plan, as it may be amended from time to time.

         2.12 "Mandatory Retirement Age" shall have the following meaning (except as otherwise provided by any applicable state or local law which is not pre-empted by Federal law):

              (a) age 65, in the case of any employee who has attained age
65, and who, for the two-year period immediately prior to his Separation from Service, is employed as an Executive Manager or in any other bona fide executive or policy making position and would, in the event of retirement at such time, be entitled to an immediate retirement benefit of not less than $44,000 per annum, in the aggregate, from any one or more Qualified Pension Plans in which the Executive Manager has a non-forfeitable accrued benefit; and

              (b) in the case of any other employee, there shall be no Mandatory Retirement Age.

         2.13 "Mid-Career Pension Plan" means the terms and conditions of the Bell Atlantic Mid-Career Pension Plan, as they existed on May 1, 1991.

         2.14 "Participating Company" shall mean, at a given point in time, a Bell Atlantic Company which is an employing company that is then participating in either the Bell Atlantic Management Pension Plan, the Bell Atlantic Enterprises Retirement Plan, the Bell Atlantic Capital Corporation Retirement Plan (except Bell Atlantic Systems Leasing International, Inc.), or the


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Chesapeake Directory Sales Company Pension Plan. The Participating Companies
are listed on Schedule 1 of this Plan, as that schedule may be amended from time to time.

         2.15 "Pay" shall not include any compensation paid by a company that is not a Participating Company (except that Pay may include salary and short-term bonus compensation paid by a company that is not a Bell Atlantic Company but for which prior service credit is granted for benefit-accrual purposes under a Qualified Pension Plan of a Participating Company). Pay shall mean the gross amount (before reduction for tax withholding, or for pre-tax or after-tax contributions to any employee benefit plans) of the sum of:

              (a) the total base recurring salary earned by the Executive Manager for a 12-month period (or a portion of any such period) during which he was an employee of one or more Participating Companies; plus

              (b) the gross amount of the Short Term Incentive Award(s) earned and awarded under one or more applicable Short Term Incentive Plans for performance for one or more Participating Companies during all or part of such 12 month (or lesser) period; provided, however, that the maximum amount of such one or more bonuses which shall be eligible to be taken into account as Pay under this Plan shall be an amount not greater than 100% of the base recurring salary earned by the Executive Manager during the same period of time that corresponds to the performance period taken into account for such bonus(es).

Solely for purposes of this Section, all references to forms of remuneration paid by one or more "Bell Atlantic Companies" shall, in the case of an Executive Manager who is on an approved rotational assignment to Bellcore, be deemed to include the corresponding forms of remuneration earned by the Executive Manager while employed by Bellcore, but only such remuneration which is earned while the Executive Manager retains the status of Bellcore rotational.

         2.16 "Paying Agent" shall mean Bell Atlantic Administrative Services, Inc., or any other Bell Atlantic Company which is designated by the Plan Administrator from time to time, in such company's capacity as agent for the Participating Companies in the performance of the payroll function of disbursing any and all benefits which are payable under the terms of this Plan.

         2.17 "Pension Commencement Date" shall be the date as of which the benefit under this Plan shall be payable, which is not to be confused with the first date on which a benefit payment will be transmitted to the Executive Manager (which will typically occur up to 90 days following the Pension Commencement Date). For an Executive Manager with a vested accrued benefit under a Qualified Pension Plan, the Pension Commencement Date under this Plan must be the same as the benefit commencement date under the Qualified Pension Plan.

         2.18 "Plan" or "ERIP" shall mean this Bell Atlantic Executive Management Retirement Income Plan, as it is described herein and as it may be amended from time to time.

         2.19 "Plan Administrator" shall mean the Vice President - Human Resources of Bell Atlantic, or the person to whom the Vice President - Human Resources delegates in writing the responsibility to serve as Plan Administrator.

         2.20 "Post-Separation Pension" shall have the meaning stated in Section
4.2 of this Plan.


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         2.21 "Qualified Pension Benefits" shall mean the aggregate of the one or more pension benefits actually payable (whether from trust assets or company assets) to an Executive Manager (or, subsequent to an Executive Manager's death, to his Beneficiaries) for a calendar year (before deducting any taxes which may be withheld for such year) under the terms of the one or more Qualified Pension Plans in which the Executive Manager has accrued vested benefits, taking into account all elements of the pension calculation, including without limitation (i) the form in which the benefit is being paid (whether as a single-life annuity or a joint and survivor annuity), and (ii) any early retirement discount and actuarial reduction which may be applicable under the terms of the Qualified Pension Plans based on the Pension Commencement Date.

         2.22 "Qualified Pension Formula Benefits" shall mean the amount of an Executive Manager's Qualified Pension Benefits under only those Qualified Pension Plans which are described in Section 2.22(a) hereof, but calculated without taking account of any limitations imposed by Section 415 of the Internal Revenue Code.

         2.23 "Qualified Pension Plans" shall mean the defined-benefit pension plans designed to be qualified under Section 401(a) of the Internal Revenue Code and sponsored by a Bell Atlantic Company.

         2.24 "Replacement Pay Percentage" shall have the meaning stated in
Section 5.3 hereof.

         2.25 "Retirement Pension" shall have the meaning stated in Section 4.1 of this Plan.

         2.26 "Separation from Service" means the termination of employment of an Executive Manager for any reason, including, without limitation, retirement, disability, resignation, discharge, other voluntary or involuntary termination, failure to return to duty upon recovery from a disability or at the expiration of a recognized leave of absence or approved rotational assignment, or death, but not including (i) commencement of an approved leave of absence or rotational assignment, or (ii) transfer to another Bell Atlantic Company.

         2.27 "Separation from Service Date" means, in the event of an Executive Manager's Separation from Service, the first day following the last day on which an Executive Manager is treated as being on the payroll of a Bell Atlantic Company as an employee in active service or on an approved leave or rotational assignment.

         2.28 "Short Term Incentive Award" means the amount (if any) awarded to an Executive Manager after the end of a performance period of 12 months or less, pursuant to the terms of a short-term cash or stock incentive or bonus plan, which is maintained by a Participating Company, and in which the Executive Manager then participates. The term Short Term Incentive Award refers to the gross amount earned (before any applicable tax withholding) for the performance period, whether such amount is paid in cash during the performance period or at a future date. In the case of an award of cash and deferred stock under the terms of a plan (such as the Bell Atlantic Executive Management Annual Bonus Plan) which delivers incentive awards in whole or in part in the form of shares or deferred shares, the full value of the cash and/or stock award for the short-term performance period in service with a Participating Company shall be taken into account for purposes of this Plan as though the Executive Manager had a right to receive the full value of such award in cash on that date. In the case of an award partly in cash and partly in stock options (such as awards for 1994 and 1995 in tandem with grants of "Options Plus" stock options) the gross value of the award (including both the cash portion and the Black-Scholes grant value of


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the options) shall be included in the Short Term Incentive Award. Any distribution from any incentive plan based on either (i) an overall performance period, or (ii) a period of deferred payout during which a deferred amount is at risk based on ongoing company performance criteria, where the performance period or at-risk deferral period is in aggregate longer than 12 months, shall be considered to be a long term incentive award, and shall therefore not be eligible to be treated as a Short Term Incentive Award for purposes of this Plan.

         2.29 "Short Term Incentive Plan" means each or any of the cash incentive or bonus plans maintained by Participating Companies, which provide for the payment of Short Term Incentive Awards (as defined in Section 2.28) for Executive Managers, whether or not employees other than Executive Managers are also eligible to participate under such Short Term Incentive Plan.

         2.30 "Target Automatic Survivor Annuity" shall have the meaning stated in Section 7.1(b)(ii) hereof. "Automatic Survivor Annuity" shall have the meaning stated in Section 7.1(b)(i) hereof.

         2.31 "Target Pension" means a pension, expressed as an annual amount calculated in the manner described in Article 5 of this Plan, which is intended to represent the total pension benefit for which an Executive Manager is eligible under all defined-benefit pension plans which are maintained by any Bell Atlantic Company, including, without limitation, benefits under this Plan and under the Qualified Pension Plans.

         2.32 "Totally Disabled" and "Total Disability" shall have the following meaning: an Executive Manager shall be considered to be Totally Disabled and to be subject to a Total Disability if, on and after the completion of the 26- or 52-week period of disability benefits (whichever is applicable) through the date on which the employer terminates the Executive Manager's employment due to disability, the Executive Manager continues to suffer from a physical or mental impairment which qualifies the Executive Manager for disability benefits under the disability plan or plans maintained by the Executive Manager's employing company.

         2.33 "Years of Service", except as expressly limited or stated elsewhere in the Plan, shall mean the aggregate (without double counting) of all periods of service with a Participating Company for which the Executive Manager is credited for benefit accrual purposes under the terms of the one or more Qualified Pension Plans in which the Executive Manager has an accrued benefit, stated in terms of years and any fraction of a year. For benefit accrual purposes, Years of Service shall not include any period during which the Executive Manager is employed by any company which is not at that time a Participating Company (except a company for which prior service is credited for benefit accrual purposes under the Qualified Pension Plan of a Participating Company). For vesting and retirement eligibility service, Years of Service shall include service with any Bell Atlantic Company plus (without double counting) any years of prior service credited for vesting and retirement eligibility under a Qualified Pension Plan maintained by a Participating Company.

         2.34 Gender Neutral. The use in this Plan of personal pronouns of the masculine gender is intended include both the masculine and feminine genders.


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ARTICLE 3.  PARTICIPATION

         3.1 Participation. Each Executive Manager of a Participating Company shall be a participant in this Plan on and after the date on which he becomes an Executive Manager, and shall remain a participant so long as he retains the status of Executive Manager.

         3.2 Transfer to a Company that does not Participate in the Plan. Once an Executive Manager becomes a participant in this Plan by virtue of service as an Executive Manager of an employing company that is then a Participating Company, neither a subsequent transfer of that Executive Manager to the employ of a company that is not a Participating Company, nor the withdrawal of a Participating Company from participation in this Plan, shall cause the Executive Manager to forfeit the benefit that the Executive Manager accrued while serving as an Executive Manager of an employing company that was then a Participating Company. Except in the case of rotational service with Bellcore (which shall be credited for vesting, retirement eligibility and benefit accrual purposes), a participant's subsequent service with a company that is not a Participating Company shall be credited for vesting and retirement eligibility purposes but shall not be credited for benefit accrual purposes under this Plan.

         3.3 Mandatory Retirement Age. Each Executive Manager for whom a Mandatory Retirement Age is applicable under Section 2.12(a) hereof shall be subject to mandatory Separation from Service, and shall cease to be eligible for hire in the capacity of an Executive Manager or Executive Manager by any Bell Atlantic Company, on and after the last day of the month in which such Executive Manager attains the Mandatory Retirement Age (whether or not he is then eligible for a Retirement Pension or Post-Separation Pension).


ARTICLE 4.  TYPES OF PENSION; ELIGIBILITY;
                  WHEN BENEFIT COMMENCES; FORFEITURE.

         4.1  Retirement Pension.

         (a) Eligibility. An Executive Manager shall be eligible for a Retirement Pension under this Plan upon his Separation from Service for any reason other than death, Total Disability, or cause (as defined in Section 4.4), if, on his Separation from Service Date, the following conditions are met:

                  (i) he or she is then an Executive Manager; and

                 (ii) he or she then has a combination of age and years of service (as calculated for retirement-eligibility purposes) on the Separation from Service Date that equals or exceeds any of the following combinations:

         Age equal to or greater than:      Service equal to or greater than:
         -----------------------------      ---------------------------------
         Any age                            30 years
         50                                 25 years
         55                                 20 years
         60                                 15 years
         65                                 10 years


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         (b) Benefit Commencement. The Retirement Pension shall be computed with reference to a commencement date which is the same as the benefit commencement date under the Qualified Pension Plan in which the Executive Manager participates.

         4.2  Post-Separation Pension.

         (a) Eligibility. An Executive Manager who is not eligible for a Retirement Pension under paragraph (a) above, or who Separates from Service on account of disability but fails to satisfy clause (ii) or (iii) of Section 4.3(a), shall be eligible for a Post-Separation Pension under this Plan in the event of his Separation from Service for any reason other than death or cause, if, on his Separation from Service Date, the following conditions are met:

                  (i)  he or she is then an Executive Manager; and

                 (ii) he or she has then accrued five years of service for vesting purposes under the terms of at least one Qualified Pension Plan.

         (b)  Benefit Commencement; Actuarial Reduction Factors.

                  (i) A Post-Separation Pension shall commence on the same date as the benefit commencement date under the Qualified Pension Plan in which the Executive Manager participates (sometimes referred to herein as the "pension commencement date"). If the Executive Manager does not participate in a Qualified Pension Plan or has no vested benefit under any Qualified Pension Plan, the pension commencement date shall be the day following the Separation from Service Date.

                 (ii) In the event that the pension commencement date occurs prior to age 65, the Post-Separation Pension shall be subject to actuarial reduction in accordance with the same actuarial methods and assumptions which are used under the Bell Atlantic Cash Balance Plan to convert a single life annuity commencing at age 65 to an immediate single life annuity (including the use of a mortality-adjusted table of factors based on a discount rate (the "GATT rate") for the calendar quarter in which the Pension Commencement Date will occur). Furthermore, if applicable, the benefit may be converted to an alternate form of an annuity using the conversion factors stated in
         Section 5.2(c).

         4.3  Disability Pension.

         (a) Eligibility. An Executive Manager shall be eligible under this Plan for a Disability Pension in the form of an annuity if, on his or her Separation from Service Date, the following conditions are met:

                  (i)  he or she is then an Executive Manager;

                 (ii)  he or she has accrued at least 15 Years of Service; and

                (iii) his or her employment is terminated by the employing company because of disability.

         (b) Benefit Commencement and Cessation. A Disability Pension shall commence on the date as of which the Executive Manager commences a benefit under the Qualified Pension


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Plan. An Executive Manager may elect to waive a Disability Pension and to receive instead the Retirement Pension or Post-Separation Pension which he or she would have been eligible to receive in the absence of the disability. A Disability Pension shall cease in the event, and at the time, that the Executive Manager is found to be no longer Totally Disabled, at which time the benefit shall convert to a deferred Post-Separation Pension (with an actuarial reduction based on the individual's age at the time of commencing the Post-Separation Pension), or an immediate and unreduced Retirement Pension, depending upon the age and service of the Executive Manager on the Separation from Service Date.

         (c) No Accrual During Disability. Notwithstanding the terms of any Qualified Pension Plan in which an Executive Manager who is receiving a Disability Pension may be a participant, for purposes of this Plan, no Years of Service shall accrue on or after the Separation from Service Date of the Executive Manager, unless the Executive Manager ceases to be Totally Disabled and is re-employed as an Executive Manager.

         (d) Conversion to Retirement Pension. A Disability Pension which has commenced at any date prior to the date an Executive Manager attains age 65, and which continues through age 65, shall convert to a Retirement Pension on the date the Executive Manager attains age 65.

         (e) Election of Unreduced Retirement Pension in Lieu of Disability Pension. An Executive Manager who is eligible to commence a Disability Pension, and who at that time also has sufficient age and service to qualify for an early or normal Retirement Pension, may elect to commence receiving a Retirement Pension in lieu of a Disability Pension; provided, however, that in such a case the Retirement Pension shall not be subject to any otherwise applicable early retirement discount; provided, further, that a Retirement Pension may only be elected in lieu of a Disability Pension under this Plan if the Executive Manager likewise has elected an unreduced service pension in lieu of a disability pension in accordance with the terms of the applicable Qualified Pension Plan in which he or she participates.

         4.4 Forfeiture of Benefits. On any date prior to, but in no event at any time after, the occurrence of a Hostile Change of Control, the Human Resources Committee may, in its sole discretion, take action to cause to be forfeited all benefits for which an Executive Manager (and his or her Beneficiaries) would be otherwise eligible hereunder, under any of the following circumstances:

          (a) the Executive Manager is discharged by his or her employing company for cause;

          (b) the Human Resources Committee determines that the Executive Manager engaged in misconduct in connection with his or her employment with a Bell Atlantic Company; or

          (c) the Human Resources Committee determines that the Executive Manager has breached his or her non-compete or proprietary information duties to Bell Atlantic. In furtherance of the prohibitions of this Plan against engaging in competitive activities or disclosing proprietary information, the following additional terms and conditions shall apply:

               (i) During the first two years following an Executive Manager's Separation from Service Date, (1) a cash out under the Plan shall be available only if the Executive Manager signs a non-compete and proprietary information


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          agreement, or delivers a copy of a previously executed agreement of that type which is then in force, in a form acceptable to the Plan Administrator with the advice of counsel, and (2) neither a cashout shall be paid nor an annuity shall commence under the Plan unless and until the Executive Manager delivers both: (a) written information sufficient to enable the Plan administrator to determine whether the Executive Manager's subsequent career plans or commitments will violate the applicable non-compete rule, and (b) an agreement to provide timely notice of any changed circumstances during the ensuing two years.

               (ii) In addition to, and apart from, the Human Resource Committee's existing discretion to cause a forfeiture of an Executive Manager's pension if he or she violates the applicable non-compete rule, the Plan Administrator with the advice of counsel and the concurrence of the Chairman of the Human Resources Committee shall have the discretion, for up to two years, to suspend an Executive Manager's eligibility to cash out the benefit or commence an annuity under this Plan if the Executive Manager does not fully comply with applicable requirements of paragraph "(i)", or if there is evidence that further investigation would show that the Executive Manager is seeking to, or has, become involved with employment or business activities contrary to the applicable non-compete rule.

               (iii) For purposes of this Plan, the definitions of prohibited competitive activities and prohibited disclosure of proprietary information shall be as stated in the terms and conditions of the form of non-compete and proprietary information agreement generally applicable to newly hired and promoted Executive Managers, as that form of agreement may exist on the Separation from Service Date; provided, however, that, for an Executive Manager who, on the Separation from Service Date, is subject to a previously executed non-compete and proprietary information agreement which then remains in force, the applicable definitions for purposes of this Plan shall be as stated in such prior agreement; provided, however, that nothing in this paragraph is intended to negate the provisions of the previous two paragraphs.


ARTICLE 5:  AMOUNT OF PENSION BENEFIT

         5.1 Pension Payable under this Plan. Subject to the special rules stated in Section 5.6 hereof, the annual amount of the pension to which an eligible Executive Manager shall be entitled under this Plan shall be equal to the Executive Manager's Target Pension, minus his or her Qualified Pension Benefits.

         5.2 Target Pension. On his Separation from Service Date, an Executive Manager's Target Pension (expressed as an annuity) shall be equal to the greater of his Qualified Pension Formula Benefits (expressed as an immediate annuity), or:

          (a) the product of:

               (i) the Replacement Pay Percentage, times
              (ii) Final Average Pay;


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               (b) reduced (except in the case of a Disability Pension in the form of an annuity) by:

               (i) any applicable early retirement reduction factor under
          Section 5.4, in the case of a Retirement Pension; or

               (ii) any applicable actuarial reduction factor under Section 5.5, in the case of a Post-Separation Pension; and

          (c) if the benefit is paid in any form of annuity other than a single life annuity, the portion of the benefit that is paid in that form shall be further reduced by the applicable factor which, under the terms of the Qualified Pension Plan, is to be used to convert a single life annuity to an annuity of the form elected by the Executive Manager.

         5.3 Replacement Pay Percentage. An Executive Manager's Replacement Pay Percentage shall be measured as of his Separation from Service Date, and shall be equal to the sum of:

          (a) two percentage points (2%) for each of his first 20 Years of Service;

          (b) one and a half percentage points (1.5%) for each of his next 10 Years of Service; plus

          (c) one percentage point (1%) for each of his next 5 Years of Service; and

          (d) no further percentage points for any additional Years of Service thereafter.

For an Executive Manager with less than 35 Years of Service, where the Executive Manager has accrued a fraction of a Year of Service in addition to a whole number of years, then such Executive Manager shall be credited with the product of (i) that fraction, times (ii) the number of percentage points that would be credited for the next full year.

         5.4 Early Retirement Reduction Factor. The early retirement reduction factor which is applicable to an Executive Manager's Retirement Pension shall be equal to the product of:

         (a)  five percent (5%), times

         (b) the number of years and fraction of a year by which the Separation from Service Date precedes the date on which the Executive Manager attains age 60, where the "fraction of a year" is measured in twelfths based on the number of full (not partial) months;

provided, however, that the Vice President - Human Resources may, in that officer's sole discretion on a case-by-case basis, waive all or any portion of the early retirement reduction which would otherwise apply to an Executive Manager.

         5.5 Post-Separation Actuarial Reduction Factor. In the case of a Post-Separation Pension in the form of an annuity which commences at any time prior to the date on which the Executive Manager attains age 65, the actuarial reduction factor shall be determined with reference to the date the Post-Separation Pension actually commences, based on actuarial assumptions in the forms of interest rates and mortality factors as prescribed in the Bell Atlantic Cash Balance Plan for the calendar quarter in which the day prior to the Pension Commencement


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Date occurs. In the case of a Post-Separation Pension commencing on or after the date the Executive Manager attains age 65, the actuarial reduction factor shall be zero. Notwithstanding any other provision of this Section 5.5, the Plan Administrator may, in his or her sole discretion on a case-by-case basis, waive all or any portion of the actuarial reduction which would otherwise apply to an Executive Manager whose Post-Separation Pension has commenced, or will commence, prior to age 65.

         5.6 Mid-Career and ERISA Excess Pension Plans: Transition Rule. Notwithstanding any other provision of this Article 5, the Target Pension under
Section 5.2 of this Plan, for which an Executive Manager is eligible as a consequence of his actual Separation from Service at any time on or after May 1, 1991, shall not be less, when expressed as a benefit in the form of a single-life annuity, than the aggregate pension amount (expressed as a single-life annuity) of the following pension benefits:

         (i) the accrued benefit as of the actual Separation from Service Date, under the terms of the applicable Qualified Plan or Plans, and the Bell
Atlantic ERISA Excess Pension Plan, as those plans are amended through the Separation from Service Date; and

         (ii) the benefit (if any) which had accrued for the Executive Manager under the terms of the Mid-Career Pension Plan, as of May 1, 1991, if the Executive Manager would have been entitled to a benefit under that plan if he or she had a Separation from Service on that date, taking into account the Years of Service and compensation history he or she had accrued as of May 1, 1991 (including the January to April prorated portion of his or her actual Short-Term Incentive Award for performance in 1991), and the age he or she had attained on May 1, 1991.

         5.7  1991 Permanent Frozen Minimum Benefit.

         (a) Incentive-Eligible Employees. Each Executive Manager who, on December 15, 1991 (the "Window Date"), either (1) is eligible to retire on that date with an immediate Retirement Pension, or (2) would be eligible if both his or her age and Years of Service (for purposes of retirement eligibility) were each increased by three (3) years ("Incentive-Eligible Employees"), shall thereafter be eligible to retire with an immediate Retirement Pension, at any time on or after the Window Date. In addition, each Incentive-Eligible Employee who meets the requirements of subsection (b) below shall be eligible for the special benefits described in subsection (b), and each Incentive-Eligible Employee who meets the requirements of subsection (c) below shall be eligible for the special benefits described in subsection (c), subject to such limitations as may be described in those subsections.

         (b)  Permanent Frozen Minimum Benefit.

             (1) Eligibility. Each Incentive-Eligible Employee described in subsection (a) who elects to retire on any date later than the Window Date, shall be eligible for the Permanent Frozen Minimum Benefit described in this subsection, upon his Separation from Service on or after the Window Date.

             (2) Amount. The Target Pension of an Incentive-Eligible
Employee whose Separation from Service occurs after the Window Date shall equal the greater of (i) his "Permanent Frozen Minimum Benefit" or (ii) his or her Retirement Pension as determined under the provisions of the Plan other than this Section 5.8 as in effect on his Separation from Service Date. An Incentive-Eligible Employee's Target Pension in the form of a "Permanent Frozen

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Minimum Benefit" shall be equal to the Target Pension that would be or would have been payable (as a single-life annuity) commencing as of the Window Date, determined under the terms of the Plan as in effect on the Window Date, but after:

                  (A) increasing the Employee's actual Years of Service for benefit accrual purposes as of December 15, 1991 by five (5) years; and

                  (B) increasing the Employee's actual age as of the Window Date by five (5) years, for purposes of determining any early retirement reduction under Section 5.2(b)(i).

The form and timing of the Permanent Frozen Minimum Benefit shall be as described in Section 6 of this Plan.

         5.8 Transfers To and From Bell Atlantic Companies That Are Not Participating Companies.

         (a) Service at Non-Participating Companies. Notwithstanding any other provision of this Plan, (i) a participant in this Plan shall not be entitled to additional pension accruals under the Plan for those years of service, and those dollars of compensation earned, during a period in which the participant is an employee of a Bell Atlantic Company that is not a Participating Company, but (ii) an Executive Manager shall not cease to be a participant in the Plan solely because he or she accepts a reassignment with, or becomes employed by, a Bell Atlantic Company that is not a Participating Company, so long as the individual retains "Executive Manager" status, as that term is interpreted by the Plan Administrator.

         (b) Executive Manager Status. A downgrade to a position that the Plan Administrator determines is not considered have "Executive Manager" status shall result in the forfeiture of any and all accrued benefits under the Plan, whether or not such benefits are vested.

         (c) Vesting and Retirement Eligibility Service. Notwithstanding the terms of Section 5.8(a), all periods of service with any Bell Atlantic Company, whether or not it is a Participating Company, shall be credited for purposes of vesting and retirement eligibility under this Plan. Moreover, periods of service with a company (including, without limitation, a company that is not a Bell Atlantic Company) that is credited for vesting and/or retirement eligibility purposes under a Qualified Pension Plan shall be credited in like manner under this Plan.


ARTICLE 6: FORM OF BENEFIT.

         6.1 Unmarried Executive Managers. In the case of an Executive Manager who is not married on the pension commencement date, the pension benefit under
Section 5.1 of this Plan shall be paid in accordance with the form of benefit elected by the Executive Manager under the Qualified Pension Plan in which the Executive Manager participates; provided, however, if an Executive Manager is eligible to, and elects to, cashout his or her benefit under a Qualified Pension Plan, the Executive Manager shall be eligible to elect a benefit under this Plan either (a) in any form of annuity which would have been available to the Executive Manager to elect under the then-existing terms of the Qualified Pension Plan (where the conversion from the amount of the single life annuity payable under this plan is converted to any other form of annuity using the applicable conversion factors of the Qualified Pension Plan), or (b) as a cashout as described in Section 6.4.


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         6.2  Married Executive Managers.

         (a) Forms of Benefit. In the case of an Executive Manager who is married on the pension commencement date, the pension benefit under Section 5.1 of this Plan shall be paid in accordance with the form of benefit elected by the Executive Manager under the Qualified Pension Plan in which the Executive Manager participates, subject to the applicable spousal consent rules of that plan; provided, however, if an Executive Manager elects, with the consent of his or her spouse, to cashout his or her benefit under a Qualified Pension Plan, the Executive Manager shall be eligible, with the consent of his or her spouse within 90 days of the Pension Commencement Date, to elect a benefit under this Plan either (a) in any form of annuity which would have been available to the Executive Manager to elect under the then-existing terms of the Qualified Pension Plan (where the conversion from the amount of the single life annuity payable under this plan is converted to any other form of annuity using the applicable conversion factors of the Qualified Pension Plan), or (b) as a cashout as described in Section 6.4.

         (b) Marital Status. For purposes of this Plan, the Plan Administrator may require an Executive Manager or a person purporting to be a Beneficiary to present, and the Plan Administrator may rely upon without any duty to further investigate, any official documentary evidence of civil law marital status, such as a marriage certificate or record of marriage, or a court order or other record of divorce, issued by a court or governmental unit. Common law marriage shall not be recognized for purposes of this Plan.

         6.3 Monthly Payments. Pension benefits in the form of an annuity shall be payable in monthly installments. The Plan Administrator shall endeavor to ensure that the annual Target Pension amount for any annuity is paid, as nearly as practicable, in twelve approximately equal monthly installments. The Plan Administrator may elect to cause the Paying Agent to pay a constant portion of each monthly installment from company assets under this Plan and to cause the trustee of the applicable Qualified Pension Plan to pay a complementary constant portion from the applicable qualified trust. Alternatively, the Plan Administrator may cause said trustee to pay the first installments in each calendar year from the Qualified Pension Plans until the amount payable under those plans is exhausted, and to cause the Paying Agent to pay the remaining installments for the year from company assets under this Plan.

         6.4  Single-Sum Cash-Out.

         (a) An Executive Manager shall be eligible to elect to receive the nonqualified pension benefit under Section 5.1 of this Plan either in the form of an annuity, as described in the applicable provisions of Section 6.1 or 6.2, or in the form of a cashout as described in this Section 6.4. An Executive Manager who is eligible for a Disability Pension may elect at the time of separation either to receive a Disability Pension in the form of an annuity with no early retirement or actuarial reduction, or to waive the Disability Pension in favor of a cashout of any Retirement Pension or Post-Separation Pension benefit which the individual had accrued under this Plan without reference to the individual's disability.

         (b) The nonqualified benefit described in Section 5.1, expressed as a single life annuity, may be converted to a single-sum cashout, as follows:

              (i) Determine the nonqualified benefit payable to the Executive Manager under Section 5.1, where both the Target Benefit under this Plan and the accrued benefit


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          under the Qualified Pension Plan are expressed in the form of an immediate single life annuity. The term "Nonqualified Single Life Annuity" shall mean the difference (expressed as an immediate single life annuity) resulting from subtracting (a) the immediate single life annuity payable to the Executive Manager under the Qualified Pension Plan (after taking account of all applicable limitations under the Internal Revenue Code), from (b) the Target Benefit under this Plan expressed in the form of an immediate single life annuity; provided, however, that any negative difference shall be disregarded. In the case of an Executive Manager who is eligible for a Retirement Pension, the annuity described in clause "(b)" of this paragraph shall take account of the applicable early retirement reduction factors of
          Section 5.4 of this Plan. In the case of an Executive Manager who is not eligible for a Retirement Pension, the annuity described in clause "(b)" of this paragraph shall be determined by converting the Target Benefit in the form of a single life annuity commencing at age 65 to an immediate annuity by applying the same actuarial assumptions and factors as those which are used for determining an immediate single life annuity under the Bell Atlantic Cash Balance Plan for the calendar quarter that includes the day prior to the Pension Commencement Date.

               (ii) Determine the present value of the Nonqualified Single Life Annuity, as of the Pension Commencement Date, by multiplying the annual amount of the Nonqualified Single Life Annuity times the same actuarial conversion factor that would be used, as of the same effective date, under the Bell Atlantic Cash Balance Plan to convert the Executive Manager's cash balance amount to an immediate single life annuity.

         (c) The cashout calculated in Section 6.4(b) shall be subject to adjustment based on any modification of the Target Pension that is caused by any benefit-bearing Pay awarded to the Executive Manager after the Separation from Service Date.

         (d) A cashout election shall be made in writing not earlier than 90 days prior to, and not later than, the Pension Commencement Date. A cashout election may be revoked until the Pension Commencement Date. For an Executive Manager who is married on the Pension Commencement Date, a cashout may not be elected without the signed consent of the spouse on a form approved by the Plan Administrator.

         (e) An Executive Manager who receives a cashout shall have no right to receive any future ad hoc pension increase under this Plan.

         (f) Any portion of the benefit which the Executive Manager elects to receive as a cashout shall be payable in full, as soon as practicable, and not later than 60 days following the Pension Commencement Date, and no actuarial adjustment (akin to interest) shall be applicable to such a cashout for the period from the Pension Commencement Date to the date actually paid.

         (g) A Executive Manager who elects to receive the nonqualified pension benefit under Section 5.1 of this Plan in the form of a cashout shall not be eligible for any ad hoc increase that may be approved at any time by the HRC with respect to nonqualified pension benefits under Section 5.1 of this Plan which are then being paid in the form of an annuity. Whether or not an Executive Manager who elects a cashout under this Section shall be eligible to receive any ad hoc increase on the qualified portion of his or her benefit under any Qualified Pension Plan shall depend on the terms of any HRC resolutions approving any such ad hoc increase.


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         (h)  As a condition to receiving a benefit in the form of a cashout, an
Executive Manager must sign a document, in a form satisfactory to the Plan Administer, as described in the non-compete and proprietary information provisions of Section 4.4(c) of this Plan.

         (i) An election of a benefit in the form of a cashout shall have no effect on subsequent eligibility for a lump-sum death benefit under Section 7.2 of this Plan.


ARTICLE 7.  BENEFITS IN THE EVENT OF DEATH

         7.1  Survivor Annuities

         (a) Death Subsequent to Pension Commencement Date. To the extent that an Executive Manager has, prior to his or her date of death, elected and commenced receiving a benefit in a form which, by its terms, provides for a survivor annuity to be payable upon the death of the Executive Manager, then such survivor annuity benefit shall be payable in accordance with its terms if the Executive Manager is survived by the designated annuitant.

         (b)  Death Prior to Pension Commencement Date.

              (i) Survivor Annuity. In the event of the death, prior to the Pension Commencement Date, of an Executive Manager who is survived by a person who is then his spouse (determined in the manner described in Section 6.3), said surviving spouse shall be entitled to a Survivor Annuity, in an amount which, from year to year, is equal to the Target Survivor Annuity payable for such year, less the actuarial equivalent value of the accrued benefit payable under the Qualified Pension Plan as a death benefit to all death beneficiaries of the Executive Manager under that plan.

              (ii) Target Survivor Annuity. The Target Survivor Annuity shall be an annuity, commencing on the day after the date of death of the Executive Manager, and payable for the life of the surviving spouse (if any), in an annual amount equal to 50% of the Target Pension for which the Executive Manager would have been eligible (if any) if he or she had Separated from Service on his date of death, having elected a benefit in the form of a joint and 50% surviving spouse annuity with pop-up, and:

                   (A) in the case of an Executive Manager who dies with at least 15 Years of Service for retirement eligibility purposes, the survivor annuity would be calculated with reference to the 10% joint and survivor annuity reduction factor, based on one of the following (whichever is applicable):

                   (1) an immediate Retirement Pension, if the deceased then had sufficient age and service to qualify for that form of benefit, and such pension shall not be reduced by any otherwise applicable early retirement reduction factor; and the survivor annuity shall commence immediately; or

                   (2) if the deceased had insufficient age or service to qualify for a Retirement Pension, the survivor annuity shall be computed with reference to a Post-Separation Pension commencing as of the Separation from Service Date, and such pension shall not be reduced by an otherwise applicable actuarial reduction factor; and the survivor annuity shall commence immediately; or


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                   (B)  in the case of an Executive Manager who dies with at
least 5 Years of Service for vesting purposes but less than 15 Years of Service for retirement eligibility purposes:

                   (1) an immediate Retirement Pension, after taking account of the joint and survivor reduction factor (using the applicable joint and survivor conversion factor under the terms of the Bell Atlantic Cash Balance
Plan) and any otherwise applicable early retirement reduction factor, if the deceased then had sufficient age and service to qualify for an immediate Retirement Pension; and the survivor annuity shall commence immediately; or

                   (2) otherwise, a Post-Separation Pension, after taking account of the joint and survivor reduction factor (using the applicable joint and survivor conversion factor under the terms of the Bell Atlantic Cash Balance
Plan), and the survivor annuity shall commence immediately.


ARTICLE 8.  SPONSORSHIP; ADMINISTRATION; AMENDMENT;
                TERMINATION; CHANGE OF CONTROL.

         8.1  Sponsor. Bell Atlantic is the sponsor of the Plan.

         8.2 Participating Companies. Each Participating Company, by its participation in this Plan, signifies (i) its agreement to bear its allocated share of the expenses, and to contribute its allocated share of disbursements, as described in Article 9 of the Plan, (ii) its acceptance of the terms of the Plan, as they may be amended from time to time, and (iii) its recognition of the authority exercisable hereunder by Bell Atlantic and its officers, the Human Resources Committee, the Plan Administrator, and the Claims and Appeals Committees.

         8.3 Amendment; Termination. Subject to the terms of Sections 8.4 and 8.5 hereof, and with or without advance notice to Executive Managers and their Beneficiaries:

                   (a) the Human Resources Committee may, in its sole discretion at any time prior to the occurrence of a Hostile Change of Control, amend the Plan in any manner which it deems appropriate, and may terminate the Plan; and

                   (b) the Plan Administrator, with the advice of counsel, may amend the Plan in any manner which has no effect on the amount or rate of accrual of benefits, or eligibility to receive a benefit, under the Plan.

         8.4 Protection of Benefits. No amendment or termination of the Plan, and no withdrawal of any Participating Company from participation under the Plan, shall cause any vested, accrued pension benefit hereunder to be reduced below the dollar value of such benefit as it existed immediately prior to such amendment, withdrawal or termination; provided, however, that nothing in this
Section 8.4 is intended to curtail the right and authority of the Human Resources Committee, at any time prior to the occurrence of any Hostile Change of Control, to amend either the terms of the Plan which describe conditions which may result in a revocation of Executive Manager status, or the terms of
Section 4.4 (pertaining to events of forfeiture), and from time to time thereafter, but prior to any Hostile Change of Control, to apply and enforce such amended terms.


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         8.5  Hostile Change of Control. During the five-year period commencing on the date of any Hostile Change of Control and terminating on the fifth anniversary of such date, none of the terms of the Plan may be amended in any manner which affects the amount or rate of accrual of benefits, the form or timing of, or eligibility for, benefits, or the conditions under which Executive Manager status may be revoked or a benefit may be forfeited, in the absence of the approval of a two-thirds majority of all Executive Managers.

         8.6  Plan Administrator.

         (a) Express and Implied Powers. The Plan Administrator shall have the specific powers granted to the Plan Administrator under the terms of this Plan and shall have such other powers as may be necessary in order to enable the Plan Administrator to administer the Plan, except for the powers specifically reserved in this Plan to others.

         (b) Administrative Guidelines. The Plan Administrator may establish such administrative guidelines as he determines are necessary and appropriate for the administration of the Plan, and may amend such guidelines from time to time in his sole discretion.

         (c) Authorize Disbursements. The Plan Administrator shall have the authority (and may delegate to one or more other persons the authority) to authorize disbursements by the Paying Agent to pay benefits under this Plan.

         8.7  Determination of Benefits; Claims; Appeals.

         (a) Benefit Calculation in the Absence of Claim. Upon the occurrence of any event entitling a Participant or Beneficiary to a benefit under the Plan, except in the case of a death of a Participant subsequent to his Separation from Service, no application for a benefit is required. Upon the occurrence of any such event which requires no application, or upon receipt of notice of the death of a separated Executive Manager, the Plan Administrator shall determine the amount, form and timing of the benefit which is payable, and the person or persons to whom payable.

         (b) Notice of Benefit Determination. The Plan Administrator shall provide notice in writing to a Participant or Beneficiary (whichever is applicable), stating the amount, form and timing of the benefit, or the reason for any denial or forfeiture of any benefits.

         (c) ERISA Claims Procedures and Deadlines. The Claims Committee, and in the event of an appeal, the Appeals Committee, are the fiduciaries to whom the Plan has granted the discretion to decide claims for benefits, interpret the terms of the Plan, and resolve disputes under the Plan. In the event that a Participant or Beneficiary believes that a benefit has been incorrectly determined or denied, a written claim may be addressed to the Claims Committee. Each claim with respect to benefits under the Plan shall be decided by the Claims Committee, and any appeal from any such claim shall be fully and fairly reviewed by the Appeals Committee, all in conformity with the rules of Section 503 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The one or more members of the Claims and Appeals Committees shall, when acting as a member of either of said committees, each exercise the duties of a fiduciary in accordance with the terms of ERISA. A claim and an appeal may be denied if not filed by the date, and in the manner, required by Section 503 of ERISA.


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         (d)  Exclusive Administrative Remedy for Claims. The Claims Committee,
and, in the event of an appeal, the Appeals Committee, shall have full discretion, as fiduciaries, to interpret the plan, make findings of fact, and determine conclusively for all parties any and all issues and disputes with respect to benefits under, or the administration of, the Plan.

         8.8 Service in More than One Capacity. Any person may serve in more than one capacity with respect to the Plan.

         8.9 Set-Off for Governmental Payments of Like Kind. In the event that an Executive Manager (or any of his Beneficiaries) is awarded a payment or series of payments under the laws applicable to Workers Compensation, or under any other governmental program, in a case in which the Claims Committee determines that such award is of the same general character, or is granted on account of the same disabling accident or illness, as a Disability Pension under the Plan, then the Claims Committee may direct that the amount of the Disability Pension under the Plan shall be reduced dollar for dollar by the amount of the governmentally prescribed payment or payments; provided, however, that no benefit payable under this Plan shall be reduced by reason of any governmental benefit or pension payable on account of military service or by reason of any benefit which the recipient receives under the Social Security Act.

         8.10 Accidental Death; Damage Claims; Release. In case of an accident resulting in the death of an Executive Manager which entitles his surviving spouse (if any) to a survivor's annuity under this Plan, any such Beneficiary shall, prior to the payment of any such benefits, sign a release in a form satisfactory to the Plan Administrator, releasing all Bell Atlantic Companies, and their directors, officers, and employees, from all claims and demands, whether statutory, contractual or under the common law of torts, which the Executive Manager and his Beneficiary had or may have had against them, other than for benefits under this Plan or any other employee benefit plan, on account of such accident.

         8.11 Leaves of Absence; Breaks in Service. For purposes of this Plan, the various categories of approved leaves of absence and rotational assignments, and breaks in service of various durations, shall be defined and administered in the same manner as is set forth in the Qualified Pension Plan in which the Bell Atlantic Company that then employs the Executive Manager participates, and in the other plans, programs and practices of said employing company, at the time of the applicable event.

         8.12 Assignment or Alienation. Assignment or alienation of pensions or other benefits under this Plan will not be permitted or recognized, except as may be required by any applicable law which is not preempted by federal law applicable to employee benefits.


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ARTICLE 9.  FUNDING AND PAYMENT OF BENEFITS

         9.1 Plan Unfunded. Nothing in this Plan shall be interpreted or construed to require Bell Atlantic in any manner to fund any obligation to the Executive Managers and Beneficiaries hereunder. Nothing contained in the Plan or in any trust agreement governing any Grantor Trust, and no action taken hereunder or thereunder shall create, or be construed to create, a "trust" (as that term is construed under Title I of ERISA) or a trust in which the portion of the trust assets held for the account of a Bell Atlantic Company as co-grantor is exempt from the claims of the general creditors of such co-grantor in the event of such co-grantor's bankruptcy or insolvency. Any assets which may be accumulated by any Participating Company in order to meet its obligations under this Plan shall for all purposes continue to be a part of the general assets of such Participating Company. To the extent that any Executive Manager or Beneficiary acquires a right to receive payments from the Paying Agent under this Plan for which any Participating Company is ultimately liable, such rights shall be no greater than the rights of any unsecured general creditor of the applicable Participating Company.

         9.2 Contributions to Grantor Trust. In the event that Bell Atlantic, or the officer or officers who have been delegated the appropriate authority by the Board of Directors, determine that it would be desirable to set aside assets in one or more Grantor Trusts, in an amount (the "Grantor Amount") which shall be less than or equal to the accumulated benefit obligations of all Bell Atlantic Companies to participants under the one or more plans covered by such Grantor Trust or Trusts, each Participating Company shall contribute, in the manner and in the amount then prescribed by Bell Atlantic or its delegatees, its allocated share of the Grantor Amount.

         9.3 Paying Agent; Allocation of Cost; Participating Company Contributions.

         (a) Paying Agent. Commencing January 1, 1989, for Executive Managers and Beneficiaries whose benefits had commenced prior to that date and for those whose benefits commence on or after that date, the Paying Agent shall act as the agent for the Plan and its Participating Companies, and in that capacity the Paying Agent shall have a fiduciary duty to each Executive Manager and Beneficiary to disburse all benefits to Executive Managers and Beneficiaries, at the time when due and in the amount then payable under the terms of the Plan.

         (b) Allocation of Accrued Cost and Disbursements. On and after January 1, 1989, the Plan Administrator, with the advice of the officers of Bell Atlantic who have responsibility for legal, treasury and accounting matters, shall establish and maintain cost allocation guidelines which shall govern the allocation of accrued expenses under the Plan for financial accounting purposes, and the allocation of the amounts by which Participating Companies are obligated to reimburse the Paying Agent for disbursements of benefits and other expenditures under the Plan. Such guidelines shall be established in a manner which allocates to each Participating Company its reasonable and appropriate share of the direct benefit cost (and any associated administrative cost) of the Plan.

         (c) Duty to Reimburse Paying Agent. At the times, and in the amounts determined under paragraph (b) above, each Participating Company shall remit to the Paying Agent the reimbursements allocated to it.

         (d) Bell Atlantic as Secondary Obligor. With respect to benefits disbursed by the Paying Agent under this Plan to an Executive Manager (or his Beneficiaries), the obligation to


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reimburse the Paying Agent shall be the principal obligation of the Bell
Atlantic Company or Companies for which the Executive Manager rendered service while serving in the status of an Executive Manager. Bell Atlantic, as Plan sponsor and as a direct or indirect beneficiary of the value of the services rendered by an Executive Manager, shall have a secondary obligation to reimburse the Paying Agent for any such disbursements in the event, and to the extent, of the failure of any principal obligor to honor such obligation. In the event of such a default by a Participating Company with a principal obligation to reimburse the Paying Agent, Bell Atlantic shall reimburse the Paying Agent for any defaulted amounts and ensure that the full benefit under the Plan is paid by the Paying Agent to all rightful Executive Managers and Beneficiaries as and when due. In such a case, Bell Atlantic may, in its sole discretion, release the defaulting company for some or all of the defaulted amount. Moreover, in the event of the sale of the stock, or substantially all of the assets, of a Participating Company, Bell Atlantic may in its sole discretion release said company from its contingent principal obligations to the Paying Agent under this Plan, and substitute itself as the principal obligor for such company's allocated share of costs under this Plan.

         (e) Participating Companies as Co-Grantors of Grantor Trusts. In the event, and in each and every instance, that Bell Atlantic elects in its sole discretion to transfer assets to one or more Grantor Trusts, each Participating Company shall promptly reimburse Bell Atlantic in an amount equal to such company's allocated share of the amount transferred, determined in the manner described in Section 9.3(b) hereof.


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                                                                   EXHIBIT 10.46


Schedule 1: Participating Companies

Except as noted to the contrary, Participating Companies are those that participate any of the three qualified plans named below.

1.  Companies participating in the Bell Atlantic Cash Balance Plan

2.  Companies participating in the Bell Atlantic Enterprises Cash Balance Plan

3. Companies participating in the Chesapeake Directory Sales Company Cash Balance Plan